                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       THE PEP BOYS - MANNY, MOE & JACK
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-6(i)(2) or Item
     22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       THE PEP BOYS -- MANNY, MOE & JACK
                          3111 West Allegheny Avenue
                       Philadelphia, Pennsylvania 19132
                               ________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ________________

To the Shareholders of The Pep Boys - Manny, Moe & Jack:

  The 2000 Annual Meeting of Shareholders of The Pep Boys Manny, Moe & Jack will be held at the Radisson Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania, on Wednesday, May 31, 2000, at 9:00 a.m. for the following purposes:

  1.  To elect two Directors to hold office as specified in the proxy statement.

  2.  To approve the appointment of independent auditors.

  3. To transact such other business, including action on a shareholder proposal, as may properly come before the meeting.

      The close of business on Friday, April 7, 2000 has been fixed as the record date for the meeting. Only shareholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

      The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

      The Board of Directors urges you to date, sign and return promptly the accompanying form of proxy to give voting instructions with respect to your shares of Common Stock. You are cordially invited to attend the meeting in person. The return of the accompanying form of proxy will not affect your right to vote in person if you do attend the meeting.


                             Frederick A. Stampone

                             Senior Vice President -
                             Chief Administrative Officer & Secretary

April 27, 2000

                       THE PEP BOYS - MANNY, MOE & JACK
                          3111 West Allegheny Avenue
                       Philadelphia, Pennsylvania 19132
                                 ____________

                                PROXY STATEMENT
                                 ____________


                              GENERAL INFORMATION

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pep Boys - Manny, Moe & Jack (the "Company") for use at the Company's Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, May 31, 2000 at 9:00 a.m. at the Radisson Valley Forge Hotel, 1160 First Avenue, King of Prussia, Pennsylvania, for the purposes set forth in the foregoing Notice. This proxy statement, the foregoing Notice and the enclosed proxy are being sent to shareholders on or about April 27, 2000.

  The Company does not intend to bring any matters before the meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters. Discretionary authority to cumulate votes is also being solicited.

  If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "For" the nominees of the Board of Directors in the election of directors, subject to the discretion of the proxies to cumulate the votes in accordance with their judgment, "For" the proposal to approve the appointment of independent auditors, and "Against" the shareholder proposal regarding the sale of the Company to the highest bidder. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly authorized proxy bearing a later date, or by attending the meeting and voting in person.

  According to state law and the Company's By-laws, the presence of a quorum is required to transact business at the meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast on a particular matter. Proxies marked "Abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining a quorum. The shareholder proposal, however, is considered a non-routine matter by the New York Stock Exchange and, therefore, brokers who have not timely received voting instructions from their customers do not have discretion to vote those shares on such matter ("broker non-votes"). Accordingly, broker non-votes will not be included in determining a quorum with respect to the shareholder proposal.

  According to state law and the Company's By-laws, proposals must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the proposals.

                       OUTSTANDING SHARES, VOTING RIGHTS
                     AND SHAREHOLDINGS OF CERTAIN PERSONS

Outstanding Shares and Voting Rights

  The Company's Common Stock is the only class of voting securities outstanding. At the close of business on Friday, April 7, 2000, the record date for the meeting, there were 53,189,369 shares of Common Stock outstanding. Of these shares, 2,195,270 were held by the trustee under The Pep Boys - Manny, Moe & Jack Flexitrust, a flexible employee benefits trust established on April 29, 1994 to fund a portion of the Company's obligations arising from various employee compensation and benefit plans. Under the terms of the Flexitrust, all shares held for participating employees by the trustee will be voted as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received. The record holders of Common Stock on the record date will be entitled to vote cumulatively in the election of directors and to one vote per share on all other matters voted upon at the meeting. Cumulative voting entitles each shareholder to a number of votes equal to the number of shares owned by the shareholder on the record date multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for one nominee for director or allocate the votes among all the nominees.

Share Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information with respect to shares of the Company's Common Stock beneficially owned at the close of business on April 7, 2000 by each holder of 5% or more of the outstanding Common Stock, by each director and nominee for director of the Company, by the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "named executive officers") and by all executive officers and directors of the Company as a group. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, shares are deemed to be "beneficially owned" by a person, whether or not he has any economic interest in the shares, if he has or shares the power to vote or dispose of the shares.

                                                                 Amount and
                                                                  Nature of
                                                                 Beneficial
                          Name of                               Ownership of                      Percent
                      Beneficial Owner                          Common Stock                      of Class
                      ----------------                        ----------------                    --------
   FMR Corp.................................................          3,776,245 /(1)/               7.1%
      82 Devonshire Street, Boston, MA 02109

    The Prudential Insurance Company of America.............          3,125,848 /(2)/               5.9%
         751 Broad Street, Newark, NJ 07102

    Capital Group International, Inc........................          2,885,100 /(1)/               5.4%
         11100 Santa Monica Blvd., Los Angeles, CA 90025

    Flippin, Bruce & Porter, Inc............................          2,857,795 /(3)/               5.4%
         800 Main Street, Suite 200, Lynchburg, VA 24505

   Lester Rosenfeld.........................................          1,120,811 /(4)/
                                                                        896,378 /(4a)/
                                                                      ---------
                                                                      2,017,189                     3.8%

   Benjamin Strauss.........................................            832,312 /(5)/
                                                                        994,310 /(5a)/
                                                                      ---------
                                                                      1,826,622                     3.4%

   Mitchell G. Leibovitz....................................          1,617,099 /(6)/
                                                                         55,000 /(6a)/
                                                                      ---------
                                                                      1,672,099                     3.1%

                                                                     Amount and
                                                                      Nature of
                                                                     Beneficial
                           Name of                                     Ownership of           Percent
                       Beneficial Owner                                Common Stock          of Class
                       ----------------                                ------------          --------
   Michael J. Holden............................................         268,355/(7)/
                                                                          55,000/(6a)/
                                                                       ---------
                                                                         323,355                 +

   Mark L. Page.................................................         239,260/(8)/
   Bernard J. Korman............................................         176,039/(9)/            +
   Lennox K. Black..............................................         127,239/(10)/           +
   Frederick A. Stampone........................................          81,317/(11)/           +
   Robert E. Brann..............................................          34,000/(8)/            +
   Myles H. Tanenbaum...........................................          24,712/(12)/           +
   J. Richard Leaman, Jr........................................          23,437/(13)/           +
   Malcolmn D. Pryor............................................           9,831/(14)/           +
   Executive Officers and Directors as a Group (13 Persons).....       6,569,100/(15)/        12.0%

___________________

 +    Represents less than 1%.
(1) Based upon information disclosed in a Schedule 13-G dated February 14, 2000.
(2) Based upon information disclosed in a Schedule 13-G dated February 7, 2000.
(3) Based upon information disclosed in a Schedule 13-G dated February 4, 2000.
(4) This includes 50,976 shares owned by Mr. Rosenfeld's spouse, 45,000 shares owned by a trust in which Mr. Rosenfeld has a beneficial interest, 30,300 shares owned by two trusts in which Mr. Rosenfeld and his spouse have beneficial interests and 14,539 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(4a) This includes 451,900 shares owned by The Emanuel Rosenfeld Foundation, a non-profit charitable foundation of which Mr. Rosenfeld is a co-trustee, 352,962 shares owned by various trusts of which Mr. Rosenfeld and his spouse are co-trustees and 91,516 shares owned by various trusts of which Mr. Rosenfeld's spouse is a co-trustee.
(5) This includes 1,931 shares owned by Mr. Strauss' spouse, 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest, 37,729 shares owned in custody or trust for the benefit of Mr. Strauss' minor child and 12,935 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(5a) These shares are owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee.
(6) This includes 58,131 shares owned by two trusts which benefit Mr. Leibovitz' children of which Mr. Leibovitz' spouse is a co-trustee, 45,623 shares owned by Mr. Leibovitz' spouse, 49,204 shares owned by Mr. Leibovitz's children, 100,000 shares owned by an irrevocable Grantor Retained Annuity Trust for the benefit of Mr. Leibovitz for which Mr. Leibovitz' spouse acts as trustee and 1,050,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days. Mr. Leibovitz disclaims beneficial ownership in stock held by Mr. Leibovitz' spouse and his children.
(6a) These shares are owned by a trust for the Company's defined benefit pension plan, of which Messrs. Leibovitz and Holden were co-trustees as of the record date. Messrs. Leibovitz and Holden disclaim beneficial ownership in such stock.
(7) This includes 213,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days. Mr. Holden resigned from the Company for personal reasons effective April 14, 2000. Any of the 213,000 stock options which remain unexercised after June 13, 2000 will be canceled in accordance with their terms.
(8) This represents shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(9) This includes 17,039 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(10) This includes 200 shares owned by Mr. Black's spouse and 17,039 shares issuable pursuant to non-qualified stock options exercisable within 60 days. Mr. Black disclaims beneficial ownership in stock held by Mr. Black's spouse.
(11) This includes 33 shares owned by Mr. Stampone's minor child and 71,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(12) This includes 9,712 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(13) This includes 21,437 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(14) This includes 530 shares owned by Mr. Pryor's spouse, 500 shares owned by Mr. Pryor's minor children and 8,801 shares issuable pursuant to non-qualified stock options exercisable within 60 days. Mr. Pryor disclaims beneficial ownership in stock held by Mr. Pryor's spouse and minor children.
(15) This includes 1,777,762 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days granted to all directors and executive officers (the named executive officers and George Babich, Jr., who was appointed Senior Vice President - Finance, Chief Financial Officer & Treasurer effective March 28, 2000). Totals do not add in order to avoid double counting of positions as co-trustee.

                             ELECTION OF DIRECTORS

Nominees for Election

     At the meeting, the shareholders will elect two directors to hold office, subject to the provisions of the Company's By-laws, until the Annual Meeting of Shareholders in 2001 and until their respective successors shall have been duly elected and qualified. On March 28, 2000, the Board of Directors approved an amendment to the Company's By-laws to declassify the Board of Directors. Prior to the amendment, the Board of Directors was divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The terms of the two present Class II directors expire at the meeting; the terms of the three present Class I directors expire at the 2001 Annual Meeting of Shareholders; and the terms of the three present Class III directors expire at the 2002 Annual Meeting of Shareholders. As amended, the By-laws now provide for each current director to serve the remainder of the term to which he was elected and all newly elected and re-elected directors to serve a one-year term. Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote for the election of the nominees named below, reserving the right to cumulate votes according to their judgment. The Board of Directors believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees. The two nominees for director receiving a plurality of the votes cast will be elected.

     The nominees for election as directors to serve until the Annual Meeting of Shareholders in 2001 and the directors whose terms of office continue after the meeting, together with certain information about them, are as follows:

                                                                   Has Been
                                                                  a Director        Term           Present Position
   Name                                                 Age         Since          Expires           With Company
   ----                                                 ---         -----          -------           ------------
Nominees
 Bernard J. Korman.................................     68          1983             2000              Director
 J. Richard Leaman, Jr.............................     65          1991             2000              Director

Class I Directors
 Benjamin Strauss..................................     63          1970             2001              Director
 Myles H. Tanenbaum................................     69          1990             2001              Director
 Malcolmn D. Pryor.................................     53          1994             2001              Director

Class III Directors
 Mitchell G. Leibovitz.............................     54          1985             2002          Director, Chairman,
                                                                                                    CEO and President
 Lester Rosenfeld..................................     74          1959             2002              Director
 Lennox K. Black...................................     70          1987             2002              Director

Occupations and Other Directorships Held by Directors and Nominees

     Bernard J. Korman is Chairman of the Board of Philadelphia Health Care Trust, a private foundation, and of NutraMax Products, Inc., a public consumer healthcare products company. Until October 1995, Mr. Korman was President, Chief Executive Officer and a director of MEDIQ Incorporated. Mr. Korman is also a director of The New America High Income Fund, Inc., Omega Healthcare Investors, Inc., Omega Worldwide, Inc. and Kranzco Realty Trust.

     J. Richard Leaman, Jr. is President of JRL Consulting Company. Until May 1995, Mr. Leaman was President and Chief Executive Officer of S.D. Warren Company, which manufactures and distributes coated and uncoated printing and publishing papers. From 1991 until December 1994, Mr. Leaman was Vice Chairman of the Board of Scott Paper Company. Mr. Leaman is also a director of Church & Dwight Co., Inc. and Ranpak Corp.

     Benjamin Strauss is a director of The Strauss Foundation. He was an executive officer of the Company for many years until his retirement on February 1, 1992 and served as a part-time consultant to the Company for five years thereafter.

     Myles H. Tanenbaum is Chairman of the Board of Arbor Enterprises, owner and operator of a chain of shared office suites. Until December 1997, Mr. Tanenbaum was President, Chief Executive Officer and a director of Arbor Property Trust, a New York Stock Exchange listed real estate investment trust. Mr. Tanenbaum is also a trustee of Universal Health Realty Income Trust, a New York Stock Exchange listed real estate investment trust.

     Malcolmn D. Pryor is Chairman of the Board of Pryor, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in numerous cities in the United States. Until February 1998, Mr. Pryor was a director of PCS Development Corp.

     Mitchell G. Leibovitz has been an executive officer of the Company for more than the last five years.

     Lester Rosenfeld is retired. He was employed as an executive officer of the Company until December 31, 1981, and served as a part-time consultant to the Company for 10 years thereafter.

     Lennox K. Black is Chairman of the Board and Interim Chief Executive Officer of Teleflex Incorporated, a diversified technical company active in aerospace, automotive, medical and industrial markets, the stock of which is traded on the New York Stock Exchange. Mr. Black is also Chairman of the Board of Penn Virginia Corporation, and is a director of ImageMax, Inc. Until October 1999, Mr. Black was a director of Quaker Chemical Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINATED DIRECTORS.

Meetings and Committees of the Board of Directors

     The Board of Directors held five regularly scheduled meetings during the last fiscal year.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The directors who are members of the Audit Committee are Messrs. Leaman (chairman), Pryor, and Tanenbaum. The Audit Committee, which held four meetings during the last fiscal year, reviews the audited financial statements of the Company and makes recommendations to the full Board on matters concerning the Company's audits.

     The directors who are members of the Compensation Committee are Messrs. Korman (chairman), Black and Tanenbaum. The Compensation Committee, which held three meetings during the last fiscal year, recommends the compensation for all officers of the Company.

     The directors who are members of the Nominating Committee are Messrs. Black (chairman), Korman and Tanenbaum. The Nominating Committee, which held one meeting during the last fiscal year, makes recommendations to the full Board concerning the qualifications and selection of candidates for election to the Board. The Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company, 3111 West Allegheny Avenue, Philadelphia, PA 19132, stating in detail the qualifications of such persons for nomination. In addition to the foregoing, a shareholder may nominate one or more persons for election as a director at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company in accordance with the Company's By-laws. To be timely, the shareholder's notice must be delivered personally to the Company, or mailed to and received by the Company, at the principal executive offices of the Company, addressed to the attention of the President, not less than 50 days nor more than 75 days prior to such meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. In addition, the shareholder's notice must set forth the names and addresses of the shareholder making the nomination and of the proposed nominees, a representation that said shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees, the proposed nominees' principal occupation(s) and employment for the past 5 years, the written consent of each proposed nominee to serve as a director of the Company if so elected, a description of any other directorships held by the proposed nominees, and a description of all arrangements or understandings between each nominee and any other person or persons (such other person or persons to be named in the notice) pursuant to which the nomination or nominations are to be made or pursuant to which votes are to be cast or other actions taken at any meeting of the Company's shareholders. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

  In the last fiscal year, each director attended at least 75% of the meetings held by the Board of Directors and at least 75% of the meetings held by each of the committee(s) on which such director served.

Compensation of Directors

  In fiscal year 1999, the Company modernized its non-management director compensation structure in order to establish a more appropriate correlation between directors' responsibilities and their compensation and to ensure that the Company is able to maintain its current directors and attract new directors as needed.

  Each non-management director currently receives an annual director's fee of $25,000, plus $2,500 for each Board committee on which such director serves. Under a deferred compensation plan, directors' fees may be deferred in whole or in part at the election of the director. Compensation so deferred may be deemed to be invested in shares of Common Stock determined by reference to the market price on the date the same is deemed invested, if so designated by the director. Amounts deemed invested in shares are credited with dividends; other amounts accrue interest at the prime rate charged by the Company's principal lender.

  The Company's 1999 Stock Incentive Plan (the "1999 Plan") provides for an automatic grant to non-management directors upon their first election to the Board (or when first serving as a non-management director) and on each fourth anniversary thereafter of: (i) options to purchase 2,500 shares of Common Stock,
(ii) options to purchase an additional 5,000 shares for each committee of the Board on which such non-management director serves or is to serve, and (iii) options to purchase an additional 2,500 shares for each chairmanship of a committee of the Board which such non-management director holds or is to hold. Options granted to non-management directors are priced at fair market value on the date of grant and are exercisable in cumulative installments, with one-fifth of the options being immediately exercisable and an additional one-fifth of the options becoming exercisable on each of the next four anniversary dates.

  The 1999 Plan is administered by the Compensation Committee of the Board of Directors, which is composed of three non-management directors (the "Committee"). The Committee is authorized to interpret and implement the 1999 Plan and the documents entered into pursuant to the 1999 Plan, and to make all determinations necessary or advisable in administering the 1999 Plan.

  On August 31, 1999 the Committee recommended, and the Board approved, the initial grant of options under the 1999 Plan to each non-management director then serving on the Board in accordance with the automatic grant formula described above.

  Benjamin Strauss, an executive officer of the Company for many years, entered into a consulting and retirement agreement as of February 2, 1992 pursuant to which Mr. Strauss received certain retirement benefits in fiscal year 1999 and will continue to receive such benefits during the ten year period ending with fiscal year 2001. Benefits given to Mr. Strauss are in addition to the fees and options to which Mr. Strauss is entitled as a non-management director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company, during fiscal year 1999, its directors, executive officers and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

  The following table sets forth, for each of the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the other named executive officers.

                           Summary Compensation Table

                                                                                              Long Term
                                                      Annual Compensation                   Compensation
                                                     --------------------                   ------------
                                                                                               Awards
                                                                                               ------
                                                                                             Securities           All Other
              Name and                    Fiscal                                             Underlying         Compensation
         Principal Position                Year          Salary ($)        Bonus ($)         Options (#)           ($)(a)
-------------------------------------  -------------  ----------------  ---------------  ------------------  -------------------
Mitchell G. Leibovitz................           1999          825,000               --             500,000           125,090/(b)/
 Chief Executive Officer and                    1998          825,000               --             500,000           126,498/(b)/
 President                                      1997          812,020               --                  --           126,448/(b)/

Michael J. Holden....................           1999          370,000           25,160              75,000             7,319
 Executive Vice President/(c)/                  1998          366,539               --             125,000             8,076
                                                1997          346,539               --              25,000             7,625

Mark L. Page.........................           1999          280,500           19,244              25,000             1,546
 Senior Vice President -                        1998          266,539               --             100,000             1,873
 Store Operations                               1997          245,673               --              25,700             1,814

Robert E. Brann......................           1999          256,153           17,680              25,000            47,722/(e)/
     Senior Vice President -                    1998           96,924/(d)/          --              50,000            39,014/(e)/
     Merchandising                              1997               --               --                  --                --

Frederick A. Stampone................           1999          243,000           16,524              25,000             5,582
 Senior Vice President -                        1998          243,474               --             100,000             5,835
 Chief Administrative Officer                   1997          229,339               --                  --             5,578

(a) All Other Compensation for fiscal year 1999 includes the following: (1) the amount (if any) contributed by the Company to each named executive officer's account in the Company's 401(k) Savings Plan, as follows: Mr. Leibovitz -- $4,800; Mr. Holden -- $4,800; Mr. Brann -- $1,800; and Mr. Stampone $4,800;
    and (2) the cost of group term life insurance premiums in excess of $50,000 of coverage provided by the Company on behalf of each named executive officer, as follows: Mr. Leibovitz -- $4,064; Mr. Holden -- $2,519; Mr.
    Page -- $1,546; Mr. Brann -- $2,413; and Mr. Stampone -- $782.
(b) Included in this amount is $116,226 in net premiums for a split-dollar life insurance policy on behalf of Mr. Leibovitz, which will be repaid to the Company upon surrender of the policy during Mr. Leibovitz' lifetime or upon his death.
(c) Mr. Holden resigned from the Company for personal reasons effective April 14, 2000.
(d) Mr. Brann's employment with the Company commenced on August 31, 1998.
(e) Included in the amounts in this column is $82,259 for a relocation bonus and for reimbursement of certain moving and temporary living expenses.

Employment and Change in Control Agreements

  During fiscal year 1998, the Company entered into an employment agreement with Mr. Leibovitz, the Company's Chief Executive Officer and Chairman of the Board of Directors, which provides that the Company will continue to employ Mr. Leibovitz for not less than a three-year period ending on June 3, 2001. The agreement automatically renews for successive 3-year periods unless either party terminates it at least three months before expiration. During the term of the agreement, Mr. Leibovitz shall be entitled to receive a base salary in an amount not less than his base salary for fiscal year 1998, benefits comparable to those available to him prior to the agreement becoming effective, and a position with authority, status, duties and responsibilities consistent with those of the Chief Executive Officer and Chairman of the Board of a publicly traded corporation. In addition, upon a "change in control" of the Company, Mr. Leibovitz shall be entitled to receive an amount equal to three times his base salary and target bonus for the fiscal year during which the change in control occurs.

  During fiscal years 1998 and 1999, the Company entered into agreements with the other named executive officers of the Company, which generally become effective upon a "change in control" of the Company. The agreements will become effective for a term of two years with respect to each executive. During the term of each agreement, the executive would be entitled to compensation at a rate not less than his compensation immediately prior to the change in control becoming effective, including both base compensation and certain incentive compensation, benefits comparable to those available prior to the change in control, and a position with authority, status and responsibilities comparable in all material respects to those held previously. If the executive's position is changed after the agreement becomes effective, he has the right to terminate the agreement and receive a lump sum payment equal to the compensation to which he is entitled for the remaining term of the agreement, and he and his family are to receive the benefits to which he is entitled for the remaining term of the agreement or a payment equal to the value of those benefits.

  To the extent that any change in control payment to the Company's Chief Executive Officer or any of the other named executive officers, pursuant to the foregoing employment or change in control agreements, would subject the named executive officer to an excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax), the Company is obligated to pay such named executive officer an additional payment to cover any such excise tax. In addition, a trust agreement has been established to better assure the named executive officers of payment under the foregoing employment and change in control agreements if a change in control of the Company should occur.

Certain Relationships and Related Transactions

  During fiscal years 1997 and 1999, the Company made advances to Mr. Page, Senior Vice President - Store Operations, aggregating $140,000 and $40,000, respectively. Mr. Page delivered promissory notes to the Company on account of such indebtedness. The 1997 note provides for principal repayment, if not paid earlier, on December 18, 2002, and for interest payments during the term of the note at the rate of 5.2% per annum. The 1999 note provides for principal repayment, if not paid earlier, on July 12, 2004, and for interest payments during the term of the note at the rate of 5.63% per annum. As of April 7, 2000, the amounts of indebtedness outstanding under the notes were $140,000 and $40,000, respectively.

Stock Option Grants

  The following table sets forth information concerning the grant of stock options under the 1999 Plan and its predecessor, the Company's 1990 Stock Incentive Plan, to the Company's Chief Executive Officer and each of the other named executive officers during fiscal year 1999.

                       Option Grants in Last Fiscal Year

                                                      Individual Grants
                                                      -----------------
                             Number of       % of Total                                 Potential Realized Value
                             Securities        Options                                   at Assumed Annual Rates
                             Underlying      Granted to     Exercise or                of Stock Price Appreciation
                              Options       Employees in     Base Price   Expiration         for Option Term
                                                                                      -----------------------------
         Name               Granted (#)(a)  Fiscal Year (b)    ($/Sh)        Date          5% ($)         10% ($)
         ----              ----------      --------------   -----------   ----------  ------------      -----------
Mitchell G. Leibovitz....     500,000           33.6          15.6875       8/19/09      4,932,892      12,500,917
Michael J. Holden........      75,000            5.0          18.6250       6/02/09        878,487       2,226,259
Mark L. Page.............      25,000            1.7          18.6250       6/02/09        292,829         742,086
Robert E. Brann..........      25,000            1.7          18.6250       6/02/09        292,829         742,086
Frederick A. Stampone....      25,000            1.7          15.6875       8/19/09        246,645         625,046

__________
(a) The options were granted at a price equal to fair market value on the date of grant and provide that 20% are exercisable immediately and an additional 20% are exercisable on each of the next four anniversaries of the date of grant.
(b) In fiscal year 1999, options to purchase 1,488,450 shares of Common Stock were granted to 2,056 individuals, including store and service department managers and their supervisors.

Stock Option Exercises and Holdings

  The following table sets forth information related to options exercised during fiscal year 1999 by the Company's Chief Executive Officer and each of the other named executive officers, and the number and value of options held by such individuals on January 29, 2000.

               Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                        Number of
                                                                  Securities Underlying            Value of Unexercised
                               Shares                            Unexercised Options at          In-the-Money Options at
                              Acquired           Value             Fiscal Year-End (#)            Fiscal Year-End ($)(a)
                                                             -------------------------------  ------------------------------
          Name             on Exercise (#)   Realized ($)      Exercisable    Unexercisable    Exercisable    Unexercisable
          ----             ---------------  ---------------  ---------------  --------------  --------------  --------------
Mitchell G. Leibovitz....      350,000         697,063 (b)        950,000         700,000           --              --
Michael J. Holden (c)....           --                 --         185,000         140,000           --              --
Mark L. Page.............           --                 --         207,260          85,140           --              --
Robert E. Brann..........           --                 --          25,000          50,000           --              --
Frederick A. Stampone....       50,000         162,688 (d)         70,000          80,000           --              --

_______________
(a) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($7.375).
(b) This amount represents the pre-tax proceeds from the exercise of 350,000 non-qualified stock options that were to expire on September 2, 1999. In order to effectuate the exercise and satisfy the related tax liability, Mr. Leibovitz sold 320,000 shares and retained the 30,000 shares that remained.
(c) Mr. Holden resigned from the Company for personal reasons effective April 14, 2000. Any of his stock options which remain unexercised after June 13, 2000 will be canceled in accordance with their terms.
(d) This amount represents the pre-tax proceeds from the exercise of 50,000 non-qualified stock options that were to expire on September 2, 1999. In order to effectuate the exercise and satisfy the related tax liability, Mr. Stampone sold 45,000 shares and retained the 5,000 shares that remained.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of Bernard J. Korman (chairman), Lennox K. Black, and Myles H. Tanenbaum. There are no relationships of a nature required to be disclosed herein.

Report of Compensation Committee of the Board of Directors on Executive Compensation

  The Compensation Committee (the "Committee") is comprised of three non-management directors of the Company. The Committee reviews and recommends to the Board of Directors compensation for the Chief Executive Officer and the
other executive officers of the Company.   Individual performance is evaluated
based on the specific responsibilities of the executive and the value of the services provided, the executive's management skills and experience and the individual's contribution to the overall performance and profitability of the Company. At the present time, executive compensation consists of base salary, bonus compensation under the Company's Incentive Bonus Plan ("Bonus Plan") and stock options under the 1999 Plan. In addition, a portion of the stock options granted to the officers during fiscal year 1999 were granted under the 1990 Plan. The fiscal year 1999 base salaries, bonus awards and stock option grants for the Company's Chief Executive Officer and each of the other named executive officers set forth on page 7 were reviewed and approved at meetings of the Committee held during fiscal years 1998, 1999 and 2000.

  Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels which are appropriate to attract and retain high quality individuals. The Chief Executive Officer did not receive a salary increase in fiscal years 1999 or 2000. The increases in the base salaries of the other named executive officers in fiscal years 1999 and 2000 were based on subjective determinations taking into account the criteria described above.

  The Bonus Plan is administered by the Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or
times for payment of bonuses.   The Committee establishes the bonus targets and
performance goals, and establishes any other measures which may be necessary to meet the objectives of the Bonus Plan. On March 31, 1998, after consideration of an executive compensation study completed by Towers Perrin in March 1998, the Committee recommended, and the full Board of Directors approved, changes to the Bonus Plan for fiscal year 1998 and future years which established five categories of business criteria used to set performance goals for the Chief Executive Officer and the other executive officers under the Bonus Plan. These categories are: (1) earnings before interest and taxes; (2) net sales; (3) cash flow; (4) return on capital; and (5) customer satisfaction. For each fiscal year, the Committee selects one or more of these business criteria to measure the Company's performance for purposes of the Bonus Plan, and sets the target performance level for each criterion so chosen and the weighting of each such criterion versus the other criteria. The entire bonus payment under the Bonus Plan to the Company's Chief Executive Officer, and a portion of each bonus payment under the Bonus Plan to each of the other executive officers, is attributable to the Company's performance and varies from year to year based upon the Company's actual performance relative to the Company's performance targets being used for the fiscal year. The balance of each bonus payment under the Bonus Plan to each such other executive officer of the Company is attributable to the officer's individual performance and varies from year to year based upon a subjective determination of the officer's actual performance relative to the officer's individual or "small team" performance goals being used for the fiscal year. As a result of the Company's satisfaction of certain cash flow criteria established under the Bonus Plan, the Committee recommended, and the full Board of Directors approved, fiscal year 1999 bonus payments to each of the named executive officers, other than the Chief Executive Officer.

  Compensation through stock options, which directly aligns the interests of management with those of shareholders, is a very significant part of the Company's executive compensation. The Company's practice is to make periodic grants of stock options to its executives. In making grants of stock options, the Committee considers both the performance of the executive and the time since the most recent grant. The intention is to provide a long-term incentive opportunity equal to the median of the broad industry and specialty retail databases. The 1999 Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value on the date of grant. Options granted to the executive officers are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over four years, with one-fifth vesting on the date of grant and an additional one-fifth vesting on each of the next four anniversaries of the grant. The provisions of the 1999 Plan provide executive officers of the Company with a significant interest in long-term growth in the price of the Company's Common Stock. In order to reflect increases in the named executive officers' duties and responsibilities, the Committee recommended, and the full Board of Directors approved, fiscal year 1999 stock option grants to each of the named executive officers.

  A combination of base salary, bonus awards and stock option grants reflects the short and long term goals of the Company and aligns executive financial rewards with those of the Company's shareholders. The Company's philosophy is that overall compensation should be significantly related to the Company's performance in terms of earnings and increases in the Company's value as reflected by its stock price. Under most circumstances, the Company expects that compensation payable to the Company's executive officers should meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. However, the Company believes that in order to effectively compete with other similarly situated companies in the acquisition and retention of top executive talent, the Company must have the flexibility to pay compensation that is not fully deductible under Section 162(m). All compensation earned by the named executive officers for fiscal year 1999 was fully deductible. The 1999 Plan is structured with the intention that compensation payable pursuant thereto qualifies as "performance based" compensation which is not subject to the $1 million deductibility limit under
Section 162(m). Notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible under
Section 162(m) if it believes that such payments are in the best interests of the Company and its shareholders.

  This report is submitted by the Compensation Committee:

     Bernard J. Korman
     Lennox K. Black
     Myles H. Tanenbaum

Performance Graph

  The following graph compares the cumulative total return on the Company's shares over the past five fiscal years with the cumulative total return on shares of companies in: (1) the Standard & Poor's SmallCap 600 Index (the "600 Index"); (2) an industry peer group (the "600 Peer Group") comprised of the following companies currently in the 600 Index: J. Baker, Bombay Company, Books-A-Million, Casey's General Stores, Cost Plus, Discount Auto Parts, Footstar, Group 1 Automotive, Hancock Fabrics, Jo-Ann Stores, Linens N Things, Michael's Stores, O'Reilly Automotive, Pier 1 Imports, The Sports Authority and Zale Corp.; (3) the Standard & Poor's 500 Index (the "500 Index"); and (4) an industry peer group (the "500 Peer Group") comprised of the Company and those companies which currently comprise the Standard & Poor's Retail Specialty Index:
AutoZone, Bed, Bath & Beyond, Office Depot, Staples and Toys R Us. Since the Company has moved from the 500 Index to the 600 Index, in future years the Company expects to compare the cumulative total return on the Company's shares with the cumulative total return on shares of companies in the 600 Index and 600 Peer Group instead of the 500 Index and 500 Peer Group.

             Comparison of Five-Year Cumulative Total Return Among
         the Company, the 600 Index, the 600 Peer Group, the 500 Index
                            and the 500 Peer Group







                              CHART APPEARS HERE











                      ___________________________________________________________________________
                      Jan 1995      Jan 1996     Jan 1997     Jan 1998     Jan 1999     Jan  2000
_________________________________________________________________________________________________
         PEP BOYS       $100           $ 89       $ 99          $ 69         $ 50         $ 23

        600 INDEX       $100           $132       $163          $197         $196         $133

   600 PEER GROUP       $100           $ 64       $ 73          $ 99         $100         $ 69

        500 INDEX       $100           $139       $175          $222         $295         $295

   500 PEER GROUP       $100           $ 77       $ 93          $ 99         $ 82         $ 55
_________________________________________________________________________________________________

Source: Standard &  Poor's Compustat

Pension and Other Benefit Plans

  The Company has a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all employees were frozen as of December 31, 1996.

  The following table sets forth information concerning the amount of benefits available at normal retirement age under this plan, which are not subject to deduction for Social Security or other offset amounts, accrued to the Company's Chief Executive Officer and each of the other named executive officers eligible to participate under this plan. The amount of annual benefits available is based on the employee's compensation level over the last five years and the number of years of participation in the plan. The maximum annual benefit is $20,000.

                                                                  Annualized
          Name                                                    Benefit($)
          ----                                                    ----------

  Mitchell G. Leibovitz.........................................    20,000
  Michael J. Holden.............................................    20,000
  Mark L. Page..................................................    19,162
  Frederick A. Stampone.........................................    20,000

  The Company also has an executive supplemental pension plan, which is an unfunded deferred compensation plan for eligible employees who are key employees designated by the Board of Directors. All current executive officers of the Company are covered by this plan. The executive supplemental pension plan provides retirement and death benefits, which are not subject to deduction for Social Security or other offset amounts. The employees covered by this plan have a vested interest after five years as a participant in the plan. Death benefits under the plan are in the annual amount of 50% of the base salary of the eligible employee on the date of his death and are payable for 15 years or until his normal retirement date, whichever is later. The plan also provides for the lump sum distribution of the present value of the accrued benefits of an eligible employee following a termination of employment in connection with a "change in control" of the Company. A "change in control" shall be deemed to have taken place if: (i) any person, including a "group" as such term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Company) the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company (excluding shares of the Company owned by such person prior to the date of the executive supplemental pension plan), and such beneficial ownership continues for five consecutive days, or (ii) within a period of two consecutive years, as the result of, or in connection with, any cash tender or exchange offer (other than by the Company), merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Company prior to such event shall cease for any reason to constitute at least a majority of the Board of Directors of the Company or any successor. A trust agreement has been established to better assure executive officers of payment of these benefits if such events occur.

  The executive supplemental pension is based upon the highest average compensation of the executive officer for a five year period, except in the case of the Company's Chief Executive Officer, in which event it is based on the highest average compensation for a three year period. For fiscal years prior to 1995, base salary only is included in such determination; for fiscal year 1995 and thereafter, both base salary and the executive officer's bonus is included.

  The following chart shows, based on the highest average salary for the appropriate time period, including bonus where applicable, the approximate aggregate annuity under both pension plans, commencing at the employee's normal retirement date (age 65) and payable for the longer of ten years or life:

                              Pension Plan Table

                                                                 Estimated Annual Retirement Income ($)
                                                                            Years of Service
                                                                            ----------------
  Average Included                                                                                            25 and
   Compensation                                          5             10            15            20          over
                                                         -             --            --            --          ----
       200,000 .....................................    20,000        40,000        60,000        80,000       100,000
       400,000 .....................................    40,000        80,000       120,000       160,000       200,000
       600,000 .....................................    60,000       120,000       180,000       240,000       300,000
       800,000 .....................................    80,000       160,000       240,000       320,000       400,000
     1,000,000 .....................................   100,000       200,000       300,000       400,000       500,000
     1,200,000 .....................................   120,000       240,000       360,000       480,000       600,000
     1,400,000 .....................................   140,000       280,000       420,000       560,000       700,000
     1,600,000 .....................................   160,000       320,000       480,000       640,000       800,000

  The credited years of service under the pension plans for the Company's Chief Executive Officer and the other named executive officers, in the order in which they are named on the Summary Compensation Table, are 21, 20, 24, 1 and 17, respectively.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. If the shareholders do not approve this selection by the affirmative vote of a majority of the votes cast at the meeting, other independent auditors will be considered by the Board upon the recommendation of the Audit Committee.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             SHAREHOLDER PROPOSAL

  William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, beneficial owner of 1,200 shares of Common Stock, notified the Company that he intends to introduce the following resolution at the meeting:

   "RESOLVED that the shareholders of The Pep Boys - Manny, Moe & Jack Corporation urge The Pep Boys - Manny, Moe & Jack Board of Directors to arrange for the prompt sale of The Pep Boys - Manny, Moe & Jack to the highest bidder."

  In support of this proposal, Mr. Steiner stated the following:

     "The purpose of the Maximize Value Resolution is to give all The Pep
   Boys - Manny, Moe, & Jack shareholders the opportunity to send a message to the The Pep Boys - Manny, Moe & Jack Board that they support the prompt sale of The Pep Boys - Manny, Moe & Jack to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the The Pep Boys - Manny, Moe & Jack shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the The Pep Boys - Manny, Moe & Jack Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

     The prompt auction of The Pep Boys - Manny, Moe & Jack should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

    I urge your support, vote for this resolution."

STATEMENT OF THE COMPANY IN OPPOSITION TO SHAREHOLDER PROPOSAL

  Mr. Steiner's resolution is identical to the one introduced on his behalf at the 1999 Annual Meeting of Shareholders. Over 95% of the shareholders who voted on last year's resolution voted against it.

  During fiscal year 1999, the Company continued the program begun in fiscal year 1998 to re-deploy its assets and shift its operating model in order to enhance and maximize shareholder value. The Board of Directors believes that a "prompt sale of [the Company] to the highest bidder" would not properly recognize the value of these initiatives and future prospects of the Company and, therefore, would not be in the best interest of the Company, its shareholders and employees.

  The repositioning of the Company's business to coincide with the growth categories of the automotive aftermarket has resulted in continued strength in service and tires, as well as significant growth in the Company's commercial delivery program. Unfortunately, below budget "do-it-yourself" sales had a negative impact on the Company's earnings in fiscal year 1999. Despite industry-wide weakness in the do-it-yourself category, the Board believes that the Company's non-franchised, all-brands service capability and supply chain will continue to provide the Company with unique growth opportunities. As a result, the Board remains convinced that the steps that are being taken to reposition the Company will enable the Company to maximize its strategic advantages and enhance shareholder value in the technologically advancing automotive aftermarket.

  If approved by the shareholders, the proposal would serve merely as a recommendation to the Board to take the necessary steps to sell the Company to the highest bidder. The Board does not believe that taking steps to sell the Company to the highest bidder is in the best interest of the Company or its shareholders. Since most bidders may be unable to properly value the initiatives and the future prospects of the Company, the management and resources of the Company are better utilized by focusing on the Company's long-term objectives, which include enhancement of shareholder value.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE FOREGOING SHAREHOLDER PROPOSAL.

                        COST OF SOLICITATION OF PROXIES

  The accompanying form of proxy will be voted as specified at the meeting.

  The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, said solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or other persons who may be engaged to perform soliciting activities.

                           PROPOSALS OF SHAREHOLDERS

  All proposals which any shareholder of the Company desires to present at the next annual meeting and to have included in the next Board of Directors' Proxy Statement and form of proxy relating to that meeting must be received by Frederick A. Stampone, Senior Vice President - Chief Administrative Officer & Secretary of the Company, at the address of the Company appearing on the first page of the Proxy Statement, no later than December 28, 2000.

  In addition to the foregoing, the Company's By-laws provide that a shareholder may be entitled to present an item of business at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered to, or mailed and received by, the Company, addressed to the attention of the President, at the principal executive offices of the Company not less than 50 days nor more than 75 days prior to such meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such public disclosure was made. The shareholder's notice must set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Company other than as provided herein.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THE PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO FREDERICK A. STAMPONE, SENIOR VICE PRESIDENT CHIEF ADMINISTRATIVE OFFICER & SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

During fiscal 2000, Pep Boys will continue to send quarterly earnings releases only to those shareholders who request them. If you would like to receive such information for fiscal year 2000, please complete the information below, affix postage and return to us by June 12, 2000.

                         PLEASE TYPE OR PRINT CLEARLY

Name ______________________________  Fax Number _______________________________

Address ___________________________  E-Mail Address ___________________________

City ____________________ State _____________________ Zip ____________________

Would you prefer that the information be: (please circle one)

                           Mailed   Faxed   E-mailed

                  We will try to accommodate your preference.

                                     Please
                                     affix
                                    Postage
Investor Relations
The Pep Boys--Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, PA 19132

                       THE PEP BOYS - MANNY, MOE & JACK

            ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD JUNE 3, 1998

                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

  The undersigned hereby appoint(s) Mitchell G. Leibovitz, Michael J. Holden, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys -- Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

[X]  Please mark your vote as in this example.


The Board of Directors recommends a vote "FOR" Item 1.

                               FOR all      WITHHOLD AUTHORITY
1. Election of Directors.      nominees      for all nominees
                                 [_]               [_]

   Nominees:   Bernard J. Korman J. Richard Leaman, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

The Board of Directors recommends a vote "FOR" Item 2.


2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.
                               FOR        AGAINST         ABSTAIN
                               [_]          [_]             [_]


--------------------------------------------------------------------------------

The Board of Directors recommends a vote "AGAINST" Item 3.

3. Shareholder proposal to recommend to the Board that it take the steps necessary to sell the Company to the highest bidder.

                               FOR        AGAINST         ABSTAIN
                               [_]          [_]             [_]








Signature(s): ___________ Date: _______ Signature(s): ____________ Date: _______

NOTE: Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign.